AMENDED

ALPHARMA INC.

SHORT-TERM INCENTIVE PLAN

(FORMERLY THE EXECUTIVE BONUS PLAN)

(EFFECTIVE JANUARY 1, 2008)

1. Purpose.

The purpose of this Short-Term Incentive Plan is to foster continuing growth in earnings of Alpharma Inc. by rewarding key eligible participants for outstanding performance in the accomplishment of assigned goals through annual awards of cash bonuses.

2. Definitions.

Actual Bonus Pool: The aggregate sum available to pay Bonus Awards computed separately for each SBU and the Company Executives, as a group and, at the discretion of the Compensation Committee, with separate computations for similarly situated groups of employees within an SBU or the group of Company Executives.

AOP: The Incentive Year Annual Operating Plan for the Company (on a consolidated basis and for each SBU on an individual basis) as adopted by the Board of Directors as may be further adjusted by the Compensation Committee for use in connection with this Plan.

Base Salary: The Participant's annual base salary rate of earnings in effect as of December 31, of any Incentive Year; provided that, with respect to Participants who are promoted at any time during the Incentive Year, "Base Salary" shall mean a pro-rated annual base salary for such Incentive Year (with the pro-rated calculation performed pursuant to procedures adopted by the HRO) .

Board of Directors: The Board of Directors of the Company.

Bonus Award: An amount awarded to a Participant pursuant to Section 4.

CEO: The Chief Executive Officer of the Company.

CFO: The Chief Financial Officer of the Company.

Change in Control: The definition provided in the Alpharma Inc. Change in Control Plan effective March 11, 2002, as may be amended from time to time.

Committee: The Benefit Plans Administration Committee of the Company.

Compensation Committee: The Compensation Committee of the Board of Directors.

Company: Alpharma Inc., a Delaware corporation.

Company Executive: A Participant who is not an officer or employee of an SBU.

Company Target AOP Execution: Company and/or SBU operating results (including relative weight between individual factors as determined by the Compensation Committee) which, in the discretion of the Compensation Committee, constitutes fully satisfactory performance under the Company AOP.

Company Threshold AOP Execution: Company and/or SBU operating results (including relative weight between individual factors as determined by the Compensation Committee) which, in the discretion of the Compensation Committee, constitutes the minimum performance under the Company AOP which is acceptable for the funding of an Actual Bonus Pool for the Company Executives.

Eligible Employee: For each Incentive Year, a person who (a) is regularly employed by the Company or an SBU on a full-time basis, or who, under conditions approved by the Committee, is regularly employed by the Company or an SBU in an Eligible Participant Level on a part-time basis and (b) has been employed by the Company or an SBU for the entire Incentive Year and on the date Bonus Awards are paid for such Incentive Year in an Eligible Participant Level or, if not an active employee on the date Bonus Awards are paid for such Incentive Year, his or her employment was terminated during the Incentive Year (i) on account of death, Retirement or disability or (ii) after a Change in Control transaction and (c) has not engaged in any conduct that the Committee determines to be against the best interests of the Company; provided that a leave of absence for the purpose of this definition shall be treated as provided in procedures adopted by the HRO.

Eligible Participant Levels: For each Incentive Year, all Vice Presidents of the Company, the President of each SBU, all Vice Presidents of each SBU and such other employees designated by the Committee.

HRO: The Executive Vice President of Human Resources of the Company.

Incentive Year: A fiscal year of the Company in which the Plan is in effect.

Individualized Company and/or SBU Goals: Company and/or SBU Target AOP Execution utilizing such relative weight as determined by the Compensation Committee

Individual Performance Goals: Such goals related to job performance as may be assigned to a Participant by, and in the discretion of, his or her relevant SBU President (or, in the case of a Company Executive or an SBU President, the CEO) and approved by the CEO.

Maximum Bonus: An amount equal to no more than 200% of a sum derived by increasing or decreasing a Participant's Target Bonus by the percentage increase or decrease to the applicable Target Bonus Pool to reach the Actual Bonus Pools, as determined by the Compensation Committee.

Participant: Each Eligible Employee for an Incentive Year.

Plan: The Short-Term Plan as set forth herein, as from time to time amended.

Retirement: The termination of a Participant's employment with the Company, at an age and meeting all other terms and conditions of "retirement", as that term is used by the Participant's local employing unit.

SBU: Each individually managed business unit of the Company as designated from time to time by the CEO.

SBU Target AOP Execution: Company and/or SBU operating results (including relative weight between individual factors as determined by the Compensation Committee) which, in the discretion of the Compensation Committee, constitutes full satisfactory performance under an SBU AOP.

SBU Threshold AOP Execution: Company and/or SBU operating results (including relative weight between individual factors as determined by the Compensation Committee) which, in the discretion of the Compensation Committee, constitutes the minimum performance under an SBU AOP which is acceptable for funding an Actual Bonus Pool for an SBU.

Target Bonus: The targeted amount of Bonus Award established for each Eligible Employee, expressed as a percentage of the Eligible Employee's Base Salary corresponding to the Eligible Employee's position at the end of the applicable Incentive Year. provided that, with respect to Participants who are promoted at any time during the Incentive Year to a position which would increase the percentage of Base Salary utilized to compute the Target Bonus, the Eligible Employee's Target Bonus expressed as a percentage of Base Salary shall be pro-rated based upon the date of such promotion (with the pro-rated calculation performed pursuant to procedures adopted by the HRO)

Target Bonus Pool: An amount equal to the sum of the Target Bonus for all Eligible Employees computed separately for each SBU and the Company Executives, as a group and, at the discretion of the Compensation Committee, with separate computations for similarly situated groups of employees within an SBU or the group of Company Executives.

3. Establishment of Goals, Bonus Pool Range and Participant Bonus Award Formulae:

The CEO (with the concurrence of the Compensation Committee as to (a) and (c) below) shall establish in writing and deliver to the HRO:

(a) Prior to the beginning, or as soon as practical after the commencement of, each Incentive Year, any modifications to the Company and SBU AOPs, as adopted by the Board of Directors, which are deemed to be necessary or appropriate for use in connection with this Plan including, without limitation, providing for the inclusion or exclusion of specific events or transactions or an indication that certain components of the AOP will be given greater or lesser weighting than other components when determining performance under the AOP for the purposes of establishing Actual Bonus Pools hereunder.

(b) Prior to the beginning of each Incentive Year, the Target Bonus percentage for each Eligible Participant Level (or group of Eligible Participant Levels).

(c) At any one or more times during the Incentive Year, the AOP for the Company and each SBU may be modified (up or down) for the purposes of this Plan (whether or not said AOP's are adjusted for other purposes) to take into consideration such factors or events which are deemed to be reasonable and appropriate in the establishment of Actual Bonus Pools.

4. Detrmination of Bonus Pool and Awards:

    Prior to the end of each Incentive Year, the Compensation Committee, in its discretion, shall determine whether the performance under the Company and SBU AOPs (considered individually) constituted, Company and SBU Target AOP Execution. The Compensation Committee may use such facts and circumstances including without limitation, external events or conditions which increased or decreased the likelihood of achieving the Company and SBU Target AOPs, weighting differences between discrete portions of the Target AOPs deemed appropriate for the purposes of this Plan, the difficulties inherent in executing the Target AOPs, and the appropriateness of including certain transactions or event in Target AOP performance for the purposes of this Plan.
    If the Compensation Committee determines that Company Target AOP Execution was achieved the Actual Bonus Pool for the Company Executives shall be equal to the relevant Target Bonus Pool. If the Compensation Committee determines that the Company Target AOP Execution was exceeded it may, in its full discretion, establish the Actual Bonus Pool for Company Executives at an amount not to exceed 200% of the relevant Target Bonus Pool. If the Compensation Committee determines that the Company Target AOP Execution was not achieved, it may, at its full discretion, provide for an Actual Bonus Pool for Company Executives in an amount below the relevant Target Bonus Pool; provided that there shall be no Actual Bonus Pool if the Threshold AOP Execution is not achieved.
    If the Compensation Committee determines that the SBU Target AOP Execution was achieved (with each SBU being treated individually) the Actual Bonus Pool for said SBU shall be equal to the relevant Target Bonus Pool. If the Compensation Committee determines that the SBU Target AOP Execution was exceeded it may, in its full discretion, establish the Actual Bonus Pool for said SBU at an amount not to exceed 200% of the relevant Target Bonus Pool. If the Compensation Committee determines that the SBU Target AOP Execution was not achieved, it may, in its full discretion, provide for an Actual Bonus Pool for the SBU in an amount below the relevant Target Bonus Pool; provided that there shall be no Actual Bonus Pool if the SBU Threshold AOP Execution is not achieved. In addition, except under extraordinary circumstances, the Compensation Committee will not establish any SBU Actual Bonus Pools if the Company did not achieve Threshold AOP Execution.
    As soon as practicable after the end of each Incentive Year, the relevant SBU Presidents (or the CEO as to Company Executives and SBU Presidents) shall determine whether (or the extent to which) each Participant's Individualized Company and/or SBU Goals have been met and, if applicable, whether (or the extent to which) the Participant has met his or her Individual Performance Goals. Based upon this determination, and contingent upon the existence of an Actual Bonus Pool relevant to such Participant, a Participant may receive less (down to zero) or more than his or her Target Bonus but in no event more than the Maximum Bonus. In making the determinations required by this Section 4 (d), subject to all of the other provisions of this Plan; including without limitation, the size of the relevant Actual Bonus Pool and the achievement of Threshold AOP Execution by the Company, Individualized Company and/or SBU Goals shall be used to establish a preliminary bonus amount subject to further adjustment based upon a Participant's performance against his or her Individual Performance Goals.
    After the determinations required under Section 4 (d), the Actual Bonus Pool for each SBU and the Company Executives as a group shall then be available for payments to Eligible Employees employed within each of said entities.
    In no event shall the aggregate Bonus Awards computed for payment pursuant to this Section 4 exceed the relevant Actual Bonus Pool computed separately for each Actual Bonus Pool. In the event the computations required by this Section 4 would cause the requirements of the previous sentence to be violated, the amount of each relevant Participant's Bonus Award shall be reduced pro rata in an amount that will allow the aggregate of all Bonus Awards to comply with the provisions of the previous sentence.
    The CEO may allocate any amounts remaining in any one of the Actual Bonus Pools, after the payment of all Bonus Awards due pursuant to the previous subsections of this Section 4, among one or more of the Participants in another SBU or to a Company Executive in such amounts and considering such factors as she believes appropriate; provided that no Participant shall receive more than his or her Maximum Bonus. The CEO (with the concurrence of the Compensation Committee) may make Bonus Awards in the absence, or in excess, of a relevant Actual Bonus Pool to reward extraordinary work or effort on the part of a Participant; provided that no Participant shall receive more than his or her Maximum Bonus.
    Any funds remaining in any of the Actual Bonus Pools after the payment of all Bonus Awards shall be considered general assets of the Company.

5. Vesting and Payment of Awards; Deferral Election.

In general, Bonus Awards shall be paid to Participants within a reasonable time after the authorization of such awards.

    The Committee in its sole and exclusive discretion may allow certain Participants the opportunity to defer payment of all or a portion of any Bonus Award earned for any Incentive Year pursuant to the terms of the Company's Deferred Compensation Plan, as in effect from time to time.
    All payments made under this Plan shall be subject to any required withholdings.
    Bonus Awards shall be payable solely from the general assets of the Company and its subsidiaries. No Participant shall have any right to, or interest in, any specific assets of the Company or any subsidiary in respect of Bonus Awards. The foregoing shall not preclude the Company from establishing one or more funds from which payments under the Plan shall be made.

6. Amendment and Termination.

The Board of Directors of the Company, in absolute discretion of the body so acting and without notice, may at any time amend or terminate the Plan, provided that no such amendment or termination shall adversely affect the rights of any Participant under any Bonus Award previously granted. Further, once an Incentive Year has commenced, neither the Board of Directors nor Company shall have the discretion not to make Bonus Awards if Bonus Awards are earned pursuant to the terms hereof for that Incentive Year. Any actions specifically authorized in this Plan, including without limitation actions under Sections 3 or 4, shall not be considered to be actions which violate this Section.

7. No Assignment.

Bonus Awards authorized under this Plan shall be paid only to Participants (or, in the event of a Participant's death, to the person or persons identified pursuant to Section 8 hereof). No Bonus Award, nor any part thereof, and no right or claim to any of the moneys payable pursuant to the provisions of this Plan shall be anticipated, assigned, or otherwise encumbered, nor be subject to attachment, garnishment, execution or levy of any kind, prior to the actual assignment or other encumbrance or attachment, garnishment, execution or levy and shall be of no force or effect, except as other provided by law. Notwithstanding the above, if a Participant is adjudged incompetent, the Committee may direct that any amounts payable be paid to the Participant's guardian or legal representative.

8. Employment and Plan Rights.

The Plan shall not be deemed to give any Eligible Employee or Participant the right to be retained in the employ of the Company or any Subsidiary, nor shall the Plan interfere with the right of the Company or any Subsidiary to discharge any employee at any time, nor shall the Plan be deemed to give any employee any right to any Bonus Award until such award is authorized in accordance with Section 4 and, in the event of a Participant's death, payment shall be made to his or her estate or as otherwise authorized by a Court of competent jurisdiction.

9. Administration and Authority.

The Plan shall be administered by the Committee except with respect to the power reserved herein to the Compensation Committee, CEO, CFO and HRO. The CEO, CFO and HRO may delegate any or all their responsibilities hereunder to the Committee.

All decisions, determinations and interpretations of the Committee, the Compensation Committee, CEO, CFO or the HRO with respect to the exercise of their respective responsibilities, shall be binding on all parties concerned.

10. Bonus Awards in the event of Change in Control.

Notwithstanding any other provision of this Plan to the contrary, in the event of a Change in Control, a Bonus Award for the Incentive Year in which the Change in Control occurs shall be paid to each employee in an Eligible Participant Level at the time of the Change in Control, whether or not the employee remains employed by the Company or a Subsidiary at the date the Bonus Awards are paid for the Incentive Year (other than any such employees whose termination of employment is by the Company for cause). The amount of Bonus Award payable to each such employee shall equal the Target Bonus for the Incentive Year in which the Change in Control occurs on a pro rata basis through the date on which the Change in Control occurs.

11. Partial Year Employees.

If any employee of the Company or an SBU meets all of the conditions set forth within the definition of "Eligible Employee" (i) as of the date Bonus Awards are paid for an Incentive Year except the requirement that he or she have been employed by the Company or an SBU for the entire Incentive Year (with any leave of absence during such Incentive Year treated as provided in procedures adopted by the HRO), his or her Bonus Award shall be reduced pro rata for the portion of the Incentive Year during which he or she was not an employee of the Company or SBU; provided that no Bonus Award shall be payable for any Incentive Year in which the employee's date of initial employment was October 1st or later or (ii) his or her employment was terminated during the Incentive Year by death, disability, or Retirement, or at the discretion of the Compensation Committee, upon the sale of an SBU, such employee shall be eligible for a Bonus Award computed (based upon the previously approved performance criteria and subject to the adoption of other rules or procedures deemed equitable in the circumstances by the Committee,) as if he or she had been an Eligible Employee for the entire Incentive Year but then reduced pro rata for the portion of the Incentive Year during which he or she was not an employee of the Company or an SBU. If an employee transfers from one SBU to another (or between the Company and an SBU) during the Incentive Year his or her Bonus Award shall be prorated based upon the portion of the Incentive Year in each unit. The Company Target Bonus Pool, and the relevant SBU Target Bonus Pool, shall be increased by an amount equal to the sum of any Bonus Awards payable under this Section 11. All pro-rata computations required by this Section 11 shall be performed pursuant to procedures adopted by the HRO.

12. Effect of Local Laws and Individual Contract Rights.

To the extent that any applicable statute, law or regulation ("Local Law") contains provisions requiring treatment more favorable to a Participant than is provided for in this Plan, the provisions of such Local Law shall prevail over the provisions of this Plan with respect to any Participant whose primary place of employment is within the jurisdiction of such Local Law. To the extent that any written employment contract, termination agreement or other contract provides for a Bonus Award on terms or conditions which vary from the terms of this Plan, the terms of such contract, without duplication, shall prevail.

13. Applicability of Plan Document.

The Plan, as amended herein, shall be applicable for Incentive Years beginning on and after January 1, 2008.